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                                  CD RADIO INC.

                  CERTIFICATE OF DESIGNATIONS, PREFERENCES AND
          RELATIVE, PARTICIPATING, OPTIONAL AND OTHER SPECIAL RIGHTS OF
           9.2% SERIES B JUNIOR CUMULATIVE CONVERTIBLE PREFERRED STOCK

                               ------------------

                        PURSUANT TO SECTION 151(g) OF THE
                GENERAL CORPORATION LAW OF THE STATE OF DELAWARE

                               ------------------


                  CD Radio Inc. (the "Corporation"), a corporation organized and existing under the General Corporation Law of the State of Delaware, does hereby certify that pursuant to the provisions of Section 151 of the General Corporation Law of the State of Delaware, the Board of Directors of the Corporation (the "Board of Directors"), in a duly convened meeting thereof on November 11, 1998, adopted the following resolution, which resolution remains in full force and effect as of the date hereof:

                  WHEREAS, the Board of Directors is authorized, within the limitations and restrictions stated in the Certificate of Incorporation of the Corporation, to fix by resolution or resolutions the designation of each series of Preferred Stock of the Corporation (the "Preferred Stock") and the powers, preferences and relative, participating, optional or other special rights and the qualifications, limitations or restrictions thereof, including, without limiting the generality of the foregoing, such provisions as may be desired concerning voting, redemption, dividends, dissolution or distribution of assets, conversion or exchange, and such other subjects or matters as may be fixed by resolutions of the Board of Directors under the General Corporation Law of the State of Delaware; and

                  WHEREAS, it is the desire of the Board of Directors of the Corporation, pursuant to its authority as aforesaid, to authorize and fix the terms of a series of Preferred Stock and the number of shares constituting such series;

                  NOW, THEREFORE, BE IT RESOLVED, that there is hereby authorized such series of Preferred Stock on the terms and with the provisions herein set forth:

                  1. Number of Shares; Designation. A total of 2,100,000 shares of Preferred Stock of the Corporation are hereby designated as 9.2% Series B Junior Cumulative Convertible Preferred Stock (the "Series B Preferred Stock").




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                                        2

                  2. Rank. The Series B Preferred Stock shall, with respect to payment of dividends, redemption payments and rights upon liquidation, dissolution or winding up of the affairs of the Corporation, (x) rank senior and prior to the Common Stock, par value $.001 per share, of the Corporation (the "Common Stock") and any other class or series of capital stock of the Corporation that by its terms ranks junior to the Series B Preferred Stock as to payment of dividends, redemption payments and rights upon liquidation, dissolution or winding up of the affairs of the Corporation, (y) rank on a parity with the Corporation's 9.2% Series A Junior Cumulative Convertible Preferred Stock (the "Series A Preferred Stock") and all Parity Dividend Stock (as defined in Section 3(a)) and all Parity Liquidation Stock (as defined in
Section 5(b)), and (z) rank junior to the Corporation's 10 1/2% Series C Convertible Preferred Stock ("Series C Preferred Stock") and all Senior Dividend Stock (as defined in Section 3(c)), all Senior Liquidation Stock (as defined in
Section 5(b)) and to any class or series of capital stock of the Corporation (other than the Common Stock), whether currently issued or issued in the future, that does not by its terms expressly provide that it ranks on a parity with or junior to the Series B Preferred Stock as to dividends and rights upon liquidation, dissolution or winding-up of the Corporation (which shall include, for purposes of the foregoing, any entity with which the Corporation may be merged or consolidated or to which all or substantially all the assets of the Corporation may be transferred or which transfers all or substantially all of its assets to the Corporation).

                  3. Dividends. (a)(1) The holders of the issued and outstanding shares of the Series B Preferred Stock shall be entitled to receive, as and when declared by the Board of Directors, out of funds legally available therefor in the case of dividends paid in cash, cumulative dividends at the annual rate per share of 9.2% of the sum of (x) the Liquidation Preference (defined in Section 5 hereof) and (y) all unpaid dividends, if any, whether or not declared, from the date of issuance of the shares of Series B Preferred Stock (the "Closing Date") to the applicable dividend payment date. Dividends on shares of Series B Preferred Stock shall be payable annually initially on November 15, 1999 and each November 15 thereafter (each, a "Dividend Payment Date"), except that if any Dividend Payment Date is not a business day then the Dividend Payment Date shall be on the first immediately succeeding business day (as used herein, the term "business day" shall mean any day except a Saturday, Sunday or day on which banking institutions are legally authorized to close in The City of New York).

                  (2) If any Dividend payable on any Dividend Payment Date is not declared or paid on such Dividend Payment Date, as provided in Section 3(a)(1), in full in cash or in additional shares of Series B Preferred Stock, then the amount of such unpaid dividend ("Default Dividends") shall be accumulated. Any Default Dividends shall, from the Dividend Payment Date on which such dividends accrued, accrue dividends until paid, compounded annually, at a rate equal to 15% per annum. Default Dividends shall be payable in shares of Series B Preferred Stock, but not in cash.




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                                        3

                  (3) Dividends on the Series B Preferred Stock may be paid, in the sole discretion of the Board of Directors, either in (i) cash, (ii) shares of Series B Preferred Stock or (iii) any combination of cash or shares of Series B Preferred Stock, and the issuance of the requisite number of such shares of Series B Preferred Stock (such number determined as provided in the next sentence) pursuant to (ii) or (iii) shall constitute full payment of any such dividend. Series B Preferred Stock issued to pay dividends shall be valued at their Liquidation Preference. All dividend payments paid with respect to shares of Series B Preferred Stock shall be paid pro rata to the holders entitled thereto. All shares of Series B Preferred Stock issued as a dividend with respect to shares of Series B Preferred Stock shall thereupon be duly authorized, validly issued, fully paid and non-assessable. In no event shall an election by the Board of Directors to pay dividends, in full or in part, in cash or in shares of Series B Preferred Stock in lieu of payment, in full or in part, in cash preclude the Board of Directors from electing any such alternative in respect of all or any portion of any subsequent dividend. The Corporation shall not issue fractional shares of Series B Preferred Stock upon payment of any dividends in shares of Series B Preferred Stock and any amount of fractional shares of Series B Preferred Stock otherwise issuable upon the payment of any dividend in shares of Series B Preferred Stock shall be paid in cash.

                  (4) Dividends to be paid on a Dividend Payment Date shall be paid to the holders of record of shares of the Series B Preferred Stock as they appear on the stock register of the Corporation at the close of business on such record dates (each, a "Dividend Payment Record Date"), which shall be not more than 40 days nor fewer than 10 days preceding each Dividend Payment Date thereof, as shall be fixed by the Board of Directors of the Corporation. Default Dividends shall be declared and paid at any time as of which funds legally available therefor are available to the Corporation, without reference to any regular Dividend Payment Date, to the holders of record on such date, not exceeding 40 days nor fewer than 10 days preceding the date on which dividends in arrears will be paid, as may be fixed by the Board of Directors of the Corporation. Holders of shares of the Series B Preferred Stock shall be entitled to receive dividends in preference to and in priority over dividends upon the Common Stock and any other series or class of the Corporation's capital stock that ranks junior as to dividends to the Series B Preferred Stock ("Junior Dividend Stock") and shall be on a parity as to dividends with the Series A Preferred Stock and any series or class of the Corporation's capital stock that does not rank senior or junior as to dividends with the Series B Preferred Stock (together with the Series A Preferred Stock, "Parity Dividend Stock"). The holders of shares of the Series B Preferred Stock shall not be entitled to any dividends in excess of full cumulative dividends (including Default Dividends), as herein provided.

                  (b) No dividends, other than dividends payable solely in Common Stock, Junior Dividend Stock, or warrants or other rights to acquire such Common Stock or Junior Dividend Stock, shall be paid or declared and set apart for payment on, and no purchase, redemption or other acquisition shall be made by the Corporation or entity directly or




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                                        4

indirectly controlled by the Corporation of, any Common Stock or Junior Dividend Stock unless and until (i) all accrued and unpaid dividends on the Series B Preferred Stock shall have been paid and (ii) proper provision shall have been made such that holders of shares of Series B Preferred Stock are offered the opportunity to elect (each, a "Payout Election"), in lieu of the Conversion Price adjustment referred to in Section 6(f)(ii), Section 6(f)(iii) or Section 6(f)(iv), as the case may be, to participate in such dividend, purchase, redemption or other acquisition pro rata with the holders of Common Stock or Junior Dividend Stock, as the case may be, as if each share of Series B Preferred Stock had been converted as of the record date for such dividend or immediately prior to such purchase, redemption or other acquisition, as the case may be, at the Conversion Price then in effect (without any requirement that any such shares of Series B Preferred Stock actually be so converted). Each Payout Election shall be made upon the affirmative vote or consent of holders of a majority of the total number of shares of Series B Preferred Stock then outstanding and shall be effective as to and binding upon all such shares. So long as a sufficient amount of cash, assets, evidences of indebtedness or securities are set aside for payment to the holders of Series B Preferred Stock as of the payment date for such dividend or the date for such purchase, redemption or acquisition, payment need not be made to the holders of Series B Preferred Stock on such date but may be made at any time up to the tenth Business Day following such date.

                  (c) If at any time the Corporation issues any class or series of capital stock ranking senior and prior to the Series B Preferred Stock with respect to the payment of dividends ("Senior Dividend Stock") and fails to pay or declare and set apart for payment accrued and unpaid dividends on such Senior Dividend Stock, in whole or in part, then (except to the extent allowed by the terms of the Senior Dividend Stock) no dividend paid in cash shall be paid or declared and set apart for payment on the Series B Preferred Stock unless and until all accrued and unpaid dividends with respect to the Senior Dividend Stock shall have been paid or declared and set apart for payment, without interest. Except as provided in Section 3(d) below, no dividends paid in cash shall be paid or declared and set apart for payment on any Parity Dividend Stock for any period unless the Corporation has paid or declared and set apart for payment, or contemporaneously pays or declares and sets apart for payment, on the Series B Preferred Stock all accrued and unpaid dividends for all dividend payment periods terminating on or prior to the date of payment of such dividends. Except as provided in Section 3(d) below, no dividends paid in cash shall be paid or declared and set apart for payment on the Series B Preferred Stock for any period unless the Corporation has paid or declared and set apart for payment, or contemporaneously pays or declares and sets apart for such payment, on any Parity Dividend Stock all accrued and unpaid dividends for all dividend payment periods terminating on or prior to the date of payment of such dividends.




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                                        5

                  (d) If at any time the Corporation has failed to pay accrued dividends on any shares of Series B Preferred Stock on any Dividend Payment Date or any Parity Dividend Stock on a stated payment date, as the case may be, the Corporation shall not:

                           (i) purchase any shares of the Series B Preferred
                  Stock or Parity Dividend Stock (except for a consideration payable in Common Stock or Junior Dividend Stock) or redeem fewer than all of the shares of the Series B Preferred Stock and Parity Dividend Stock then outstanding except for (x) the repurchase or redemption of shares of the Series B Preferred Stock made pro rata among the holders of the shares of the Series B Preferred Stock then outstanding and (y) the repurchase or redemption made pro rata with respect to all shares of the Series B Preferred Stock and Parity Dividend Stock then outstanding so that the amounts repurchased or redeemed shall in all cases bear to each other the same ratio that, at the time of the repurchase or redemption, the required redemption payments on the shares of the Series B Preferred Stock and the other Parity Dividend Stock then outstanding, respectively, bear to each other, or

                           (ii) permit any corporation or other entity directly
                  or indirectly controlled by the Corporation to purchase any Common Stock, Junior Dividend Stock, shares of the Series B Preferred Stock or Parity Dividend Stock, except to the same extent that the Corporation could purchase such shares.

                  Unless and until all dividends unpaid in respect of prior dividend payment periods on shares of the Series B Preferred Stock and any Parity Dividend Stock at the time outstanding have been paid in full or a sum sufficient for such payment is declared and set apart, as provided in the paragraph (c), all dividends accrued by the Corporation upon shares of the Series B Preferred Stock or Parity Dividend Stock shall be declared pro rata with respect to all shares of the Series B Preferred Stock and Parity Dividend Stock then outstanding, so that the amounts of any dividends declared on shares of the Series B Preferred Stock and on the Parity Dividend Stock shall in all cases bear to each other the same ratio that, at the time of the declaration, all unpaid dividends in respect of prior dividend payment periods on shares of the Series B Preferred Stock and the other Parity Dividend Stock, respectively, bear to each other.

                  4. Redemption. (a)(1) Optional Redemption. Except as provided in subsection (a)(2) of this Section 4 or in Section 9, shares of the Series B Preferred Stock shall not be redeemable prior to November 15, 2003. From and after November 15, 2003, subject to the restrictions in Section 3 above, the Corporation may redeem shares of Series B Preferred Stock, in whole or in part, at the option of the Corporation, to the extent it has funds legally




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                                        6

available therefor at a redemption price of 100% of the Liquidation Preference thereof plus accrued and unpaid dividends, if any, whether or not declared, to the date of redemption.

                  (2) Special Redemption From and after November 15, 2001 and prior to November 15, 2003, the Corporation, at its option, may redeem shares of Series B Preferred Stock, in whole or in part, in the sole discretion of the Board of Directors, to the extent it has funds legally available therefor, at the redemption price of 100% of the Liquidation Preference thereof, plus an amount equal to the dividends unpaid thereon, if any, whether or not declared, to the redemption date, if the Current Market Price of the Common Stock on the date of the notice of redemption (described below) equals or exceeds $60.00 per share. As used herein, the "Current Market Price" for a given date shall mean the average Closing Price of the Common Stock as reported in The Wall Street Journal or, at the election of the Corporation, other reputable financial news source, for the 20 consecutive trading days immediately preceding such date. The $60.00 per share benchmark shall be subject to adjustment upon the occurrence of certain events in the same manner as the Conversion Price (defined herein) shall be subject to adjustment as set forth in Section 6(f) hereof. For purposes of this paragraph, the Current Market Price shall be deemed to be less than $60 per share at any time during which the Common Stock is not listed, quoted or admitted to trading on either the New York Stock Exchange, Inc. (the "NYSE"), the American Stock Exchange ("AMEX") or The Nasdaq Stock Market, Inc.'s National Market ("Nasdaq"). As used herein, the "Closing Price" of any security on any day means the last reported sale price regular way on such day or, in the case no such sale takes place on such day, the average of the reported closing bid and asked prices regular way of the Common Stock, in each case on the NYSE or, if not listed or admitted to trading on such exchange, as quoted on AMEX or Nasdaq.

                  (3) Mandatory Redemption. On November 15, 2011, the Corporation shall redeem all outstanding shares of Series A Preferred Stock, to the extent it has funds legally available therefor, at the redemption price of 100% of the Liquidation Preference thereof, plus an amount equal to the dividends unpaid thereon, if any, whether or not declared, to the redemption date.

                  (4) Payment of Redemption Price. (a) The amount of the redemption price on any shares of Series B Preferred Stock redeemed, on any redemption set forth herein, that is allocable to the Liquidation Preference thereon shall be paid in cash (to the extent funds are legally available therefor) and any unpaid dividends to be paid on the shares of Series B Preferred Stock redeemed on such redemption date may be paid in cash (to the extent funds are legally available therefor) or shares of Series B Preferred Stock, or any combination thereof, in the sole discretion of the Board of Directors as provided in Section 3(a)(3) hereof.




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                                        7

                  (b) Not less than 15 days nor more than 45 days (such date as fixed by the Board of Directors of the Corporation is referred to herein as the "Redemption Record Date") prior to the date fixed for any redemption of shares of the Series B Preferred Stock pursuant to this Section 4, a notice specifying the time and place of the redemption and the number of shares to be redeemed shall be given by first class mail, postage prepaid, to the holders of record on the Redemption Record Date of the shares of the Series B Preferred Stock to be redeemed at their respective addresses as the same shall appear on the books of the Corporation, calling upon each holder of record to surrender to the Corporation on the redemption date at the place designated in the notice such holder's certificate or certificates representing the number of shares specified in the notice of redemption. Neither failure to mail such notice, nor any defect therein or in the mailing thereof, to any particular holder shall affect the sufficiency of the notice or the validity of the proceedings for redemption with respect to the other holders. Any notice mailed in the manner herein provided shall be conclusively presumed to have been duly given whether or not the holder receives the notice. On or after the redemption date, each holder of shares of Series B Preferred Stock to be redeemed shall present and surrender such holder's certificate or certificates for such shares to the Corporation at the place designated in the redemption notice and thereupon the redemption price of the shares, and any unpaid dividends thereon to the redemption date, shall be paid to or on the order of the person whose name appears on such certificate or certificates as the owner thereof, and each surrendered certificate shall be canceled. In case fewer than all the shares represented by any such certificate are redeemed, a new certificate shall be issued representing the unredeemed shares.

                  (c) If a notice of redemption has been given pursuant to this
Section 4 and if, on or before the redemption date, the funds (or shares of Series B Preferred Stock if any dividends are to be paid in shares of Series B Preferred Stock), necessary for such redemption (including all dividends on the shares of Series B Preferred Stock to be redeemed that will accrue to the redemption date) shall have been set aside by the Corporation, separate and apart from its other funds (or reserved and authorized for issuance if any dividends are to be paid in shares of Series B Preferred Stock), in trust for the pro rata benefit of the holders of the shares of Series B Preferred Stock so called for redemption, then, notwithstanding that any certificates for such shares of Series B Preferred Stock have not been surrendered for cancellation, on the redemption date dividends shall cease to accrue on the shares of the Series B Preferred Stock to be redeemed, and at the close of business on the date on which such funds have been segregated and set aside by the Corporation as provided in this Section 4(c), the holders of such shares shall cease to be stockholders with respect to those shares, shall have no interest in or claims against the Corporation by virtue thereof and shall have no voting or other rights with respect thereto, except the conversion rights provided in subsection
(d) of this Section 4 and Section 6 below and the right to receive the moneys payable (or shares of Series B Preferred Stock issued if any dividends are to be paid in shares of Series B Preferred Stock) upon such redemption, without interest thereon, upon surrender (and endorsement, if required by the Corporation) of their




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                                        8

certificates, and the shares of Series B Preferred Stock evidenced thereby shall no longer be outstanding. Subject to applicable escheat laws, any moneys so set aside (or shares of Series B Preferred Stock authorized and reserved if any dividends are to be paid in shares of Series B Preferred Stock) by the Corporation and unclaimed at the end of two years from the redemption date shall revert to the general funds of the Corporation (or be released from the reservation thereof in the case of shares of Series B Preferred Stock), after which reversion the holders of such shares so called for redemption shall look only to the general funds of the Corporation for the payment of the redemption price, without interest. Any interest accrued on funds so deposited shall belong to the Corporation and be paid thereto from time to time.

                  (d) If a notice of redemption has been given pursuant to this
Section 4 and any holder of shares of Series B Preferred Stock shall, prior to the close of business on the business day immediately preceding the redemption date, give written notice to the Corporation pursuant to Section 6 below of the conversion of any or all of the shares to be redeemed held by the holder (accompanied by a certificate or certificates for such shares, duly endorsed or assigned to the Corporation, and any necessary transfer tax payment, as required by Section 6 below), then such redemption shall not become effective as to such shares to be converted and such conversion shall become effective as provided in
Section 6 below, whereupon any funds deposited by the Corporation for the redemption of such shares shall (subject to any right of the holder of such shares to receive the dividend payable thereon as provided in Section 6 below) immediately upon such conversion be returned to the Corporation or, if then held in trust by the Corporation, shall automatically and without further corporate action or notice be discharged from the trust.

                  (e) In every case of redemption of fewer than all of the outstanding shares of the Series B Preferred Stock pursuant to this Section 4, the shares to be redeemed shall be selected pro rata, provided that only whole shares shall be selected for redemption.

                  5. Liquidation. (a) In the event of any voluntary or involuntary liquidation, dissolution or winding-up of the Corporation, the holders of the Series B Preferred Stock shall be entitled to receive $100.00 per share (the "Liquidation Preference"), plus an amount equal to the accrued and unpaid dividends thereon, if any, whether or not declared, to the payment date.

                  (b) In the event of any voluntary or involuntary liquidation, dissolution or winding-up of the Corporation, the holders of shares of Series B Preferred Stock (i) shall not be entitled to receive the Liquidation Preference of the shares held by them until payment in full or provision has been made for the payment of all claims of creditors of the Corporation and the liquidation preference of any class or series of capital stock ranking senior to the Series B Preferred Stock with respect to redemption rights and rights upon liquidation, dissolution or winding up of the affairs of the Corporation ("Senior Liquidation Stock" and together with the Senior Dividend Stock, the "Senior Stock"), plus accrued and unpaid




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                                        9

dividends thereon, if any, whether or not declared, to the payment date, shall have been paid in full and (ii) shall be entitled to receive the Liquidation Preference of such shares held by them, plus accrued and unpaid dividends thereon, if any, whether or not declared, to the payment date, in preference to and in priority over any distributions upon the Common Stock and any other series or class of the Corporation's capital stock that ranks junior to the Series B Preferred Stock as to redemption rights and rights upon liquidation, dissolution or winding up of the affairs of the Corporation ("Junior Liquidation Stock" and together with the Junior Dividend Stock, the "Junior Stock"). Upon payment in full of the Liquidation Preference to which the holders of shares of the Series B Preferred Stock are entitled, the holders of shares of the Series B Preferred Stock shall not be entitled to any further participation in any distribution of assets by the Corporation. Subject to clause (i) above, if the assets of the Corporation are not sufficient to pay in full the Liquidation Preference payable to the holders of shares of the Series B Preferred Stock and the liquidation preference payable to the holders of any series or class of the Corporation's capital stock, outstanding on the date hereof or hereafter issued, that ranks on a parity with the Series B Preferred Stock as to redemption rights and rights upon liquidation, dissolution or winding up of the affairs of the Corporation ("Parity Liquidation Stock" and together with the Parity Dividend Stock, the "Parity Stock"), the holders of all such shares shall share ratably in proportion to the full respective preferential amounts payable on such shares in any distribution.

                  (c) For the purposes of this Section 5, neither the sale of all or substantially all of the assets of the Corporation nor the consolidation or merger of the Corporation with or into any other entity shall be deemed to be a voluntary or involuntary liquidation, dissolution or winding-up of the Corporation, unless such sale, consolidation or merger shall be in connection with a plan of liquidation, dissolution or winding up of the Corporation.

                  6. Optional Conversion. (a) Holders of shares of Series B Preferred Stock may, at any time, convert shares of Series B Preferred Stock, unless previously redeemed, into a number of shares of Common Stock calculated by dividing the Liquidation Preference (without unpaid dividends) by $30.00, subject to adjustment as described below in Section 6(f) (the "Conversion Price"). If more than one share of Series B Preferred Stock shall be surrendered for conversion at one time by the same record holder, the number of full shares of Common Stock issuable upon conversion thereof shall be computed on the basis of the aggregate number of shares of Series B Preferred Stock so surrendered. In the case of shares of Series B Preferred Stock called for redemption, conversion rights shall expire at the close of business on the business day immediately preceding the redemption date. The holders of shares of Series B Preferred Stock that convert such shares into shares of Common Stock shall be entitled to receive any unpaid dividends thereon, if any, whether or not declared, and such dividends shall be payable in cash or shares of Common Stock, or any combination thereof, in the sole discretion of the Board of Directors.




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                                       10

                  (b) Any holder of shares of Series B Preferred Stock electing to convert the shares or any portion thereof in accordance with Section 6(a) above shall give written notice to the Corporation (which notice may be given by facsimile transmission) that such holder elects to convert the same and shall state therein the number of shares of Series B Preferred Stock to be converted and the name or names in which such holder wishes the certificate or certificates for shares of Common Stock to be issued. Promptly thereafter, the holder shall surrender the certificate or certificates of shares of Series B Preferred Stock to be converted, duly endorsed, at the office of the Corporation or any transfer agent for such shares, or at such other place designated by the Corporation, provided that the Corporation shall at all times maintain an office or agency in The City of New York for such purposes. The Corporation shall, immediately upon receipt of such notice, issue and deliver to or upon the order of such holder, against delivery of the certificates representing the shares of Series B Preferred Stock that have been converted, a certificate or certificates for the number of shares of Common Stock to which such holder shall be entitled (in the number(s) and denomination(s) designated by such holder), and the Corporation shall deliver to such holder a certificate or certificates for the number of shares of Series B Preferred Stock that such holder has not elected to convert. The conversion right with respect to any shares of Series B Preferred Stock shall be deemed to have been exercised at the date upon which the certificates therefor (and the payment required by Section 6(d), if applicable), shall have been so delivered, and the person or persons entitled to receive the Common Stock issuable upon conversion shall be treated for all purposes as the record holder or holders of such Common Stock upon that date.

                  (c) No fractional shares of Common Stock shall be issued upon conversion of shares of Series B Preferred Stock. Instead of any fractional share of Common Stock otherwise issuable upon conversion of any shares of Series B Preferred Stock, the Corporation shall pay a cash adjustment in respect of such fraction in an amount equal to the same fraction of the Closing Price of the Common Stock at the close of business on the day of conversion. In the absence of a Closing Price, the Board of Directors shall in good faith determine the current market price on such basis as it reasonably considers appropriate and such current market price shall be used to calculate the cash adjustment; provided that in no case shall the Closing Price be less than the Conversion Price then in effect.

                  (d) If a holder converts shares of Series B Preferred Stock, the Corporation shall pay any documentary, stamp or similar issue or transfer tax due on the issue of Common Stock upon the conversion or due upon the issuance of a new certificate or certificates for any shares of Series B Preferred Stock not converted. The holder, however, shall pay any such tax that is due because any such shares of the Common Stock or of the Series B Preferred Stock are issued in a name other than the name of the holder.

                  (e) The Corporation shall reserve out of its authorized but unissued Common Stock held in treasury enough shares of Common Stock to permit the conversion of




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                                       11

all of the then-outstanding shares of Series B Preferred Stock. For the purposes of this Section 6(e), the full number of shares of Common Stock then issuable upon the conversion of all then-outstanding shares of Series B Preferred Stock shall be computed as if at the time of computation all outstanding shares of Series B Preferred Stock were held by a single holder. The Corporation shall from time to time, in accordance with the laws of the State of Delaware and its certificate of incorporation, increase the authorized amount of its Common Stock if at any time the authorized amount of its Common Stock remaining unissued shall not be sufficient to permit the conversion of all shares of Series B Preferred Stock at the time outstanding. All shares of Common Stock issued upon conversion of the shares of Series B Preferred Stock shall be validly issued, fully paid and nonassessable.

                  (f) The Conversion Price shall be subject to adjustment as follows:

                           (i) In case the Corporation shall (A) pay a dividend
                  on any class of its capital stock in shares of its Common Stock, (B) subdivide its outstanding shares of Common Stock into a greater number of shares or (C) combine its outstanding shares of Common Stock into a smaller number of shares, the Conversion Price in effect immediately prior thereto shall be adjusted (as provided below) so that the holders of any shares of Series B Preferred Stock thereafter surrendered for conversion shall be entitled to receive the number of shares of Common Stock which such holder would have owned or have been entitled to receive immediately following such action had such shares of Series B Preferred Stock been converted immediately prior to such time. The Conversion Price as adjusted shall be determined by multiplying the Conversion Price at which the shares of Series B Preferred Stock were theretofore convertible by a fraction of which the denominator shall be the number of shares of Common Stock outstanding immediately following such action and of which the numerator shall be the number of shares of Common Stock outstanding immediately prior thereto. Such adjustment shall be made whenever any event listed above shall occur and shall become effective retroactively immediately after the record date in the case of a dividend and immediately after the effective date in the case of a subdivision or combination.

                           (ii) In case the Corporation shall issue rights or
                  warrants to any Person (including holders of its Common Stock) entitling such Person or Persons to subscribe for or purchase shares of Common Stock at a price per share less than the Current Market Price per share of Common Stock at the record date therefor, or in case the Corporation shall issue to any Person (including holders of its Common Stock) other securities convertible into or exchangeable for Common Stock for a consideration per share of Common Stock deliverable upon conversion or exchange thereof less than the Current

                  Market Price at the record date therefore, then the Conversion Price in effect immediately prior thereto shall be adjusted as provided below so that the Conversion Price therefor shall be equal to the price determined by multiplying (A) the Conversion Price at which shares of Series B Preferred Stock were theretofore convertible by (B) a fraction of which (x) the denominator shall be the sum of (1) the number of shares of Common Stock outstanding on the date of issuance of the convertible or exchangeable securities, rights or warrants and
                  (2) the number of additional shares of Common Stock offered for subscription or purchase, or issuable upon such conversion or exchange, and (y) the numerator shall be the sum of (1) the number of shares of Common Stock outstanding on the date of issuance of such convertible or exchangeable securities, rights or warrants and (2) the number of additional shares of Common Stock which the aggregate offering price of the number of shares of Common Stock so offered would purchase at the Current Market Price per share of Common Stock. Such adjustment shall be made whenever such convertible or exchangeable securities, rights or warrants are issued, and shall become effective immediately after the record date for the determination of stockholders entitled to receive such securities. However, upon the expiration of any right or warrant to purchase Common Stock, the issuance of which resulted in an adjustment in the Conversion Price pursuant to this Section 6(f)(ii), if any such right or warrant shall expire and shall not have been exercised, the Conversion Price shall be recomputed immediately upon such expiration and effective immediately upon such expiration shall be increased to the price it would have been (but reflecting any other adjustments to the Conversion Price made pursuant to the provisions of this Section 6(f) after the issuance of such rights or warrants) had the adjustment of the Conversion Price made upon the issuance of such rights or warrants been made on the basis of offering for subscription or purchase only that number of shares of Common Stock actually purchased upon the exercise of such rights or warrants. No further adjustment shall be made upon exercise of any right, warrant, convertible security or exchangeable security if any adjustment shall have been made upon issuance of such security. The foregoing notwithstanding, no adjustment shall be made pursuant to this subparagraph (ii) with respect to any particular dividend or other event with respect to which a Payout Election is made.

                           (iii) In case the Corporation shall pay a dividend to
                  all holders of its Common Stock (including any dividend paid in connection with a consolidation or merger in which the Corporation is the continuing corporation) of any shares of capital stock of the Corporation or its subsidiaries (other than Common Stock) or evidences of its indebtedness or assets or cash (excluding dividends or distributions in connection with the liquidation, dissolution or winding up of the Corporation) or rights or warrants to subscribe for or purchase any of its securities or those of its subsidiaries or securities convertible or exchangeable for Common Stock (excluding those securities referred to in Section 6(f)(ii) above), then in each such case the Conversion Price in effect immediately prior thereto shall be adjusted as provided below so that the Conversion Price thereafter shall be equal to the price determined by multiplying (A) the Conversion Price in effect on the record date mentioned below by (B) a fraction, the numerator of which shall be the Current Market Price per share of Common Stock on the record date mentioned below less the then fair market value (as determined by the Board of Directors, whose good faith determination shall be conclusive) as of such record date of the cash, assets, evidences of indebtedness or securities so paid with respect to one share of Common Stock, and the denominator of which shall be the Current Market Price per share of Common Stock on such record date; provided, however, that in the event the then fair market value (as so determined) so paid with respect to one share of Common Stock is equal to or greater than the Current Market Price per share of Common Stock on the record date mentioned above, in lieu of the foregoing adjustment, adequate provision shall be made so that each holder of shares of the Series B Preferred Stock shall have the right to receive the amount and kind of assets, evidences of indebtedness, or securities such holder would have received had such holder converted each such share of Series B Preferred Stock immediately prior to the record date for such dividend. Such adjustment shall be made whenever any such payment is made, and shall become effective retroactively immediately after the record date for the determination of stockholders entitled to receive the payment. The foregoing notwithstanding, no adjustment shall be made pursuant to this subparagraph (iii) with respect to any particular dividend or other event with respect to which a Payout Election is made.

                           (iv) In case the Corporation shall purchase, redeem
                  or otherwise acquire any shares of Common Stock at a price per share greater than the Current Market Price per share of Common Stock on the date of such event, or in case the Corporation shall purchase, redeem or otherwise acquire other securities convertible into or exchangeable for Common Stock (other than the Series C Preferred Stock) for a consideration per share of Common Stock into which such security is convertible or exchangeable greater than the per share Current Market Price on the date of such event, then the Conversion Price in effect immediately prior thereto shall be adjusted as provided below so that the Conversion Price therefor shall be equal to the price determined by multiplying (A) the Conversion Price at which shares of Series A Preferred Stock were theretofore convertible by (B) a fraction of which (x) the denominator shall be the Current Market Price per share on the date of such event, and (y) the numerator shall be the Current Market Price per share on the date of such event less the difference between (1) the consideration paid by the Corporation per share of Common Stock (or, in the case of securities convertible into or exchangeable for Common Stock, the consideration per share of Common Stock into which such security is convertible or exchangeable) purchased, redeemed or acquired in such event and (2) the Current Market Price per share on the date of such event. Such adjustment shall be made whenever such Common Stock is issued or sold, and shall become effective immediately after the issuance or sale of such securities. The foregoing notwithstanding, no adjustment shall be made pursuant to this subparagraph (iv) with respect to any particular purchase, redemption or acquisition with respect to which a Payout Election is made.

                           (v) In case the Corporation shall issue or sell any
                  shares of Common Stock at a price per share more than 15% below (or, in the case of any issuance or sale to an affiliate (as defined in the rules of the Securities and Exchange Commission promulgated under the Securities Exchange Act of 1934, as amended) of the Corporation, any amount below) the Current Market Price per share of Common Stock on the date the Corporation commits or agrees to such sale or issuance, then the Conversion Price in effect immediately prior thereto shall be adjusted as provided below so that the Conversion Price therefor shall be equal to the price determined by multiplying
                  (A) the Conversion Price at which shares of Series A Preferred Stock were theretofore convertible by (B) a fraction of which
                  (x) the denominator shall be the sum of (1) the number of shares of Common Stock outstanding on the date of issuance or sale of such shares of Common Stock and (2) the number of additional shares of Common Stock offered for sale or subject to issuance, and (y) the numerator shall be the sum of (1) the number of shares of Common Stock outstanding on the date of issuance or sale of such shares of Common Stock and (2) the number of additional shares of Common Stock which the aggregate offering price of the number of shares of Common Stock so offered or issued would purchase at the Current Market Price per share of Common Stock. Such adjustment shall be made whenever such Common Stock is issued or sold, and shall become effective immediately after the issuance or sale of such securities; provided, however, that the provisions of this subparagraph shall not apply to (1) shares of Common Stock issued upon conversion of shares of Series A Preferred Stock or Series B Preferred Stock, or (2) shares of Common Stock issued upon conversion, exercise or exchange of any security with respect to which an adjustment to the Conversion Price was made in accordance with clause (ii) above at the time of issuance of such security, or (3) shares of Common Stock issued in a bona fide public offering to or through a nationally recognized investment banking firm in which affiliates (as defined in the rules of the Securities and Exchange Commission promulgated under the Securities Exchange Act of 1934, as amended) of the Corporation purchase less than 25% of the shares in such offering.

                           (vi) No adjustment in the Conversion Price shall be
                  required unless the adjustment would require an increase or decrease of at least 1% in the Conversion Price then in effect; provided, however, that any adjustments that by reason of this Section 6(f)(vi) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Section 6(f) shall be made to the nearest cent.

                           (vii) In the event that, at any time as a result of
                  an adjustment made pursuant to Section 6(f)(i) through 6(f)(vi) above, the holder of any share of Series B Preferred Stock thereafter surrendered for conversion shall become entitled to receive any shares of the Corporation other than shares of the Common Stock, thereafter the number of such other shares so receivable upon conversion of any share of Series B Preferred Stock shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Common Stock contained in Section 6(f)(i) through 6(f)(vi) above, and the other provisions of this Section 6 with respect to the Common Stock shall apply on like terms to any such other shares.

                           (viii) Whenever the Conversion Price is adjusted, as
                  herein provided, the Corporation shall promptly file with the transfer agent for the Series B Preferred Stock, or, if there is no transfer agent, the Corporation shall promptly send to each holder of record by first class mail, postage pre-paid, a certificate of an officer of the Corporation setting forth the Conversion Price after the adjustment and setting forth a brief statement of the facts requiring such adjustment and a computation thereof. The certificate shall be conclusive evidence of the correctness of the adjustment. The Corporation shall promptly cause a notice of the adjusted Conversion Price to be mailed to each registered holder of shares of Series B Preferred Stock.

                           (ix) In case of any reclassification of the Common
                  Stock, any consolidation of the Corporation with, or merger of the Corporation into, any other entity, any merger of another entity into the Corporation (other than a merger that does not result in any reclassification, conversion, exchange or cancellation of outstanding shares of Common Stock of the Corporation), any sale or transfer of all or substantially all of the assets of the Corporation or any compulsory share exchange pursuant to which share exchange the Common Stock is converted into other securities, cash or other property, then lawful provision shall be made as part of the terms of such transaction whereby the holder of each share of Series B Preferred Stock then outstanding shall have the right thereafter, during the period such share of Series B Preferred Stock shall be convertible, to convert such share only into the kind and amount of securities, cash and other property receivable upon the reclassification, consolidation, merger, sale, transfer or share exchange by a holder of the number of shares of Common Stock of the Corporation into which a share of Series B Preferred Stock would have been convertible immediately prior to the reclassification, consolidation, merger, sale, transfer or share exchange. The Corporation, the person formed by the consolidation or resulting from the merger or which acquires such assets or which acquires the Corporation's shares, as the case may be, shall make provisions in its certificate or articles of incorporation or other constituent document to establish such rights and such rights shall be clearly provided for in the definitive transaction documents relating to such transaction. The certificate or articles of incorporation or other constituent document shall provide for adjustments, which, for events subsequent to the effective date of the certificate or articles of incorporation or other constituent document, shall be as nearly equivalent as may be practicable to the adjustments provided for in this Section 6. The provisions of this Section 6(f)(ix) shall similarly apply to successive reclassifications, consolidations, mergers, sales, transfers or share exchanges.

                  (g) The Corporation from time to time may reduce the Conversion Price by any amount for any period of time if the period is at least 20 days and if the reduction is irrevocable during the period. Whenever the Conversion Price is so reduced, the Corporation shall mail to holders of record of the Series B Preferred Stock a notice of the reduction at least 15 days before the date the reduced Conversion Price takes effect, stating the reduced Conversion Price and the period it will be in effect. A voluntary reduction of the Conversion Price does not change or adjust the Conversion Price otherwise in effect for purposes of paragraph 6(f) above.

                  7. Status of Shares. All shares of the Series B Preferred Stock that are at any time redeemed pursuant to Section 4 above or converted or exchanged pursuant to Section 6 above and all shares of the Series B Preferred Stock that are otherwise reacquired by the Corporation and subsequently canceled by the Board of Directors of the Corporation shall have the status of authorized but unissued shares of Preferred Stock, without designation as to series, subject to reissuance by the Board of Directors of the Corporation as shares of any one or more other series.

                  8. Voting Rights. Except as set forth below or otherwise required by law, holders of shares of the Series B Preferred Stock shall have no voting rights.

                  (a) So long as any shares of the Series B Preferred Stock are outstanding, each share of Series B Preferred Stock shall entitle the holder thereof to notice of and to vote, in person or by proxy, at any special or annual meeting of stockholders, on all matters entitled to be voted on by holders of Common Stock and any other series or class of Voting Stock voting together as a single class with all other shares entitled to vote thereon. With respect to any such vote, each share of Series B Preferred Stock shall entitle the holder thereof to cast that number of votes per share as is equal to the number of votes that such holder would be entitled to cast had such holder converted its shares of Series B Preferred Stock into shares of Common Stock as of the record date for determining the stockholders of the Corporation eligible to vote on any such matters.

                  (b) So long as any shares of the Series B Preferred Stock are outstanding, in addition to any vote or consent of stockholders required by law or by the Corporation's Certificate of Incorporation, the affirmative vote or consent of the holders of at least a majority of the shares of Series B Preferred Stock at any time issued and outstanding, acting as a single class, given in person or by proxy at any meeting called for such purpose, shall be necessary for effecting or validating

                           (i) any reclassification of the Series B Preferred
                  Stock or any amendment, alteration or repeal (including as a result of a merger or consolidation involving the Corporation or otherwise by operation of law) of any of the provisions of the Certificate of Incorporation or By-laws of the Corporation which adversely affects the voting powers, rights or preferences of the holders of the shares of Series B Preferred Stock; provided that the consent of the holders of at least a majority of the shares of Series B Preferred Stock and Series A Preferred Stock at the time issued and outstanding, acting as a single class, given in person or by proxy by vote at any meeting called for such purpose, shall be necessary for effecting or validating any reclassification or any amendment, alteration or repeal of any of the provisions of the Corporation's Certificate of Incorporation or By-laws of the Corporation which affects adversely the voting powers, rights or preferences of the holders of the shares of Series B Preferred Stock and Series A Preferred Stock; and provided, further, that any amendment of the provisions of the Corporation's Certificate of Incorporation so as to authorize or create, or to increase the authorized amount of, the Junior Stock shall not be deemed to affect adversely the voting powers, rights or preferences of the holders of shares of Series B Preferred Stock or Series A Preferred Stock;

                           (ii) the authorization or creation of, or the
                  increase in the authorized amount of, or the issuance of any shares of any class or series of Senior Stock or any security convertible into shares of any class or series of Senior Stock;

                           (iii) the authorization or creation of, or the
                  increase in the authorized amount of, or the issuance of any shares of any class or series of Parity Stock or any security convertible into shares of any class or series of Parity Stock such that the aggregate liquidation preference of all outstanding shares of Parity Stock (other than (x) shares of Series B Preferred Stock or Series A Preferred Stock issued pursuant to the Stock Purchase Agreement, dated as of November 13, 1998, by and among Apollo Investment Fund IV, L.P., Apollo Overseas Partners IV, L.P. and the Corporation (the "Stock Purchase Agreement") and (y) any shares of Series B Preferred Stock or Series A Preferred Stock issued as a dividend in respect of shares referred to in clause (x) or in respect of shares referred to in this clause (y)) would exceed the sum of
                  (1) $135,000,000 and (2) the aggregate liquidation preference of the shares of Series B Preferred Stock issued at the Option Closing (as such term is defined in the Stock Purchase Agreement), if any;

                           (iv) the merger or consolidation of the Corporation
                  with or into any other entity, unless the resulting corporation will thereafter have no class or series of shares and no other securities either authorized or outstanding ranking prior to, or on a parity with, shares of Series B Preferred Stock in the payment of dividends or the distribution of its assets on liquidation, dissolution or winding up; provided, however, that no such vote or consent of the holders of Series B Preferred Stock shall be required if prior to the time when such merger or consolidation is to take effect, and regardless of whether such merger or consolidation would constitute a Change of Control (as defined in Section
                  9), a Change of Control Offer (as defined in Section 9) is made for all shares of Series B Preferred Stock at the time outstanding in accordance with Section 9; and

                           (v) the application of any funds, property or assets
                  of the Corporation or any of its subsidiaries to the purchase, redemption, sinking fund or other retirement of any shares of any class of Junior Stock, or the declaration, payment or making of any dividend or distribution (in cash, property or obligations) on any shares of any class of Junior Stock, other than a dividend or dividends payable solely in Common Stock or Junior Stock, unless the holders of Series B Preferred Stock shall have been offered the opportunity to make a Payout Election with respect to such event.

In connection with any right to vote pursuant to Section 8(b), each holder of shares of Series B Preferred Stock shall have one vote for each share held. The above notwithstanding, and subject to Section 8(a), no consent of holders of Series B Preferred Stock or Series A Preferred Stock shall be required for the creation of any indebtedness of any kind of the Corporation.

                  (c) The term "Voting Stock" means any class or classes of capital stock, or securities convertible into or exchangeable for any class of capital stock, of the Corporation pursuant to which the holders thereof have the general power under ordinary circumstances to vote with respect to the election of at least a majority of the Board of Directors of the Corporation, irrespective of whether or not, at the time, stock of any other class or classes shall have, or might have, voting power by reason of the happening of any contingency.

                  9. Change of Control. (a) In the event of a Change of Control (the date of such event being the "Change of Control Date"), the Corporation shall notify the holders of the Series B Preferred Stock in writing of such event promptly upon the Corporation becoming aware that a Change of Control is expected to occur or has occurred and shall, pursuant to Section 9(b), make an offer to purchase (the "Change of Control Offer") all of the then outstanding shares of Series B Preferred Stock at a purchase price of 101% of the Liquidation Preference thereof, payable in cash, plus any unpaid dividends thereon, if any, whether or not declared, to the date such shares are purchased, payable in cash.

                  (b) Subject to the provisions of Section 9(e), within 30 days following the Change of Control Date, the Corporation shall send, by first class mail, postage prepaid, a notice to each holder of Series B Preferred Stock at such holder's address as it appears on the stock books of the Corporation, which notice shall govern the terms of the Change of Control Offer. The notice to the holders shall contain all instructions and materials necessary to enable such holders to tender their shares of Series B Preferred Stock pursuant to the Change of Control Offer. Such notice shall state:

                           (i) that a Change of Control has occurred, that the
                  Change of Control Offer is being made pursuant to this Section 9 and that all shares of Series B Preferred Stock validly tendered and not withdrawn will be accepted for payment;

                           (ii) the purchase price (plus the amount of unpaid
                  dividends, if any) and the purchase date (the "Change of Control Payment Date") which shall be a date no earlier than 30 days nor later than 60 days from the date such notice is mailed, other than as may be required by law (the "Initial Date") or, if any of the Corporation's 15% Senior Secured Discount Notes due 2007 ("Senior Secured Notes") or Senior Obligations remain outstanding, the later of the Initial Date and a date that is not more than 30 days following the date the Corporation sends notice pursuant to Section 9(e) that it has satisfied all of the Senior Obligations;

                           (iii) that any shares of Series B Preferred Stock not
                  tendered will remain outstanding on the same terms and will continue to accrue dividends;

                           (iv) that, unless the Corporation defaults in making
                  payment therefor, any share of Series B Preferred Stock tendered and accepted for payment pursuant to the Change of Control Offer shall cease to accrue dividends after the Change of Control Payment Date;

                           (v) that holders electing to have any shares of
                  Series B Preferred Stock purchased pursuant to a Change of Control Offer will be required to surrender the certificate or certificates representing such shares, properly endorsed for transfer together with such customary documents as the Corporation and the transfer agent may reasonably require, in the manner and at the place specified in the notice prior to the close of business on the business day prior to the Change of Control Payment Date;

                           (vi) that holders shall be entitled to withdraw their
                  election if the Corporation receives, not later than five business days prior to the Change of Control Payment Date, a telegram, telex, facsimile transmission or letter setting forth the name of the holder, the number of shares of Series B Preferred Stock the holder delivered for purchase and a statement that such holder is withdrawing his election to have such shares of Series B Preferred Stock purchased;

                           (vii) that holders whose shares of Series B Preferred
                  Stock are purchased only in part will be issued a new certificate representing the unpurchased shares of Series B Preferred Stock; and

                           (viii) the circumstances and relevant facts regarding
                  such Change of Control.

                  (c) The Corporation shall comply with any securities laws and regulations, to the extent such laws and regulations are applicable to the repurchase of the Series B Preferred Stock in connection with a Change of Control Offer.

                  (d) On the Change of Control Payment Date, the Corporation shall (x) accept for payment the shares of Series B Preferred Stock validly tendered pursuant to the Change of Control Offer, (y) pay to the holders of shares so accepted the purchase price therefor (plus the amount of unpaid dividends, if any) and (z) cancel and retire each surrendered certificate (subject to issuing a new certificate representing the unpurchased shares of Series B Preferred Stock). Unless the Corporation defaults in the payment for the shares of Series B Preferred Stock tendered pursuant to the Change of Control Offer, dividends shall cease to accrue with respect to the shares of Series B Preferred Stock tendered and all rights of holders of such tendered shares shall terminate, except for the right to receive payment therefor, on the Change of Control Payment Date.

                  (e) If the purchase of Series B Preferred Stock under this
Section 9 would violate or constitute a default under (i) the Senior Secured Notes or the indenture relating thereto (the "Indenture"), or (ii) the indenture or indentures or other agreement or agreements under which there may be issued or outstanding from time to time other indebtedness of the Company ("Other Agreements") in an aggregate principal amount not exceeding $450 million (less the amount, if any, of indebtedness issued to replace, refinance or refund the Senior Secured Notes) because the Corporation has not satisfied all of its obligations under such Other Agreements arising from the Change of Control (collectively, "Senior Obligations"), then, notwithstanding anything to the contrary contained above, prior to complying with the foregoing provisions, the Corporation shall use its best efforts to satisfy the Senior Obligations as promptly as possible or to obtain the requisite consents under the Indenture and the Other Agreements necessary to permit the repurchase of the Series B Preferred Stock required by this Section
9. Until the requirements of the immediately preceding sentence are satisfied, the Corporation shall not be obligated to make any Change of Control Offer. Within 15 days following the date the Corporation has satisfied all of the Senior Obligations or obtained such requisite consents or waivers, the Corporation shall send, by first class mail, postage prepaid, a notice to each holder of Series B Preferred Stock at such holder's address as it appears on the stock books of the Corporation that the Corporation has satisfied all of the Senior Obligations or obtained such requisite consents or waivers, and such notice shall state the date the Senior Obligations were satisfied or waived and the Change of Control Payment Date.

                  (f) For the purposes of this Section 9, "Change of Control" means the occurrence of any of the following events: (i) any "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934 (the "Exchange Act")) is or becomes the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a person shall be deemed to have "beneficial ownership" of all securities that such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 40% of the total outstanding Voting Stock of the Corporation; (ii) the Corporation consolidates with or merges with or into another person or conveys, transfers, leases or otherwise disposes of all or substantially all of its assets to any person, or any person consolidates with or merges with or into the Corporation, in any such event, pursuant to a transaction in which the outstanding voting stock of the Corporation is converted into or exchanged for cash, securities or other property, other than, at all times when the Senior Secured Notes are outstanding, those transactions that are not deemed a "Change of Control" under the terms of the Indenture; (iii) during any consecutive two-year period, individuals who at the beginning of such period constituted the Board of Directors of the Corporation (together with any new directors whose election to such Board of Directors, or whose nomination for election by the stockholders of the Corporation, was approved by a vote of 66 2/3% of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors of the Corporation then in office; or (iv) the Corporation is liquidated or dissolved or a special resolution is passed by the stockholders of the Corporation approving the plan of liquidation or dissolution, other than, at all times when the Senior Secured Notes are outstanding, those transactions that are not deemed a "Change of Control" under the terms of the Indenture; provided, however, that no transaction or event shall be deemed to be a "Change of Control" for purposes of this Section 9 if (1) all of the outstanding shares of Common Stock are to be converted pursuant thereto solely into the right to receive, for each share of Common Stock so converted, cash and/or shares of Qualifying Acquiror Common Stock (as defined below) (valued at its Current Market Price) together having a value in excess of $30.30, (2) the Corporation shall have declared and paid all dividends on the Series B Preferred Stock and Series A Preferred Stock, whether or not theretofore declared or undeclared, to the date of the Change of Control and the holders thereof shall have been given reasonable opportunity to convert, prior to such Change of Control, any shares of Series B Preferred Stock or Series A Preferred Stock so issued as a dividend, and (3) immediately following such event the number of shares of Qualifying Acquiror Common Stock into which shares of Series B Preferred Stock and Series A Preferred Stock shall have been converted (together with, if shares of Series B Preferred Stock and/or Series A Preferred Stock are to remain outstanding, any shares of Qualifying Acquiror Common Stock into which all outstanding Shares of Series B Preferred Stock and Series A Preferred Stock would be convertible) would represent both (A) less than 5% of the total number of shares of Qualifying Acquiror Common Stock outstanding immediately after such event and (B) less than one third of the number of shares of Qualifying Acquiror Common Stock that would be Publicly Traded immediately after such event. For purposes of this Section 9, the term "Qualifying Acquiror Common Stock" means the common stock of any corporation if listed on or admitted to trading on the NYSE, AMEX or Nasdaq, and the term "Publicly Traded" means shares of such Qualifying Acquiror Common Stock that are both (1) held by persons who are neither officers, directors or Affiliates of such corporation nor the "beneficial owner" (as such term is defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended) of 5% or more of the total number of shares then issued and outstanding, and (2) not "restricted securities" (as such term is defined in Rule 144 of the Securities Act of 1933, as amended).

                  (g) The Corporation shall not engage in any transaction of the type referred to in clause (ii) of paragraph (f) above (other than one which is not a "Change of Control" by virtue of application of the proviso to paragraph
(f) above) unless (i) if the Corporation shall be the surviving or continuing entity of such transaction, the Corporation shall, after consummation thereof, have sufficient funds to perform its obligations under this Section 9, and (ii) if the Corporation shall not be the surviving or continuing entity of such transaction, proper and adequate provision shall be made, in the definitive documentation providing for such transaction or otherwise, to ensure that the surviving or continuing corporation of such transaction shall expressly assume the Corporation's obligations under this Section 9 and shall have sufficient funds to perform its obligations under this Section 9.

         10. Sinking Fund Redemption. The shares of the Series B Preferred Stock are not subject to sinking fund requirements.

         11. Exchange. (a) Shares of Series B Preferred Stock shall be exchangeable for Convertible Debt, in whole or in part, out of surplus of the Corporation legally available for such exchange, at any time and from time to time at the option of the Corporation. All accrued and unpaid dividends on the shares of Series B Preferred Stock, including Default




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                                       23

Dividends and dividends accrued from the last preceding Dividend Payment Date through the date fixed for such exchange, shall be declared and paid prior to or on the same date as the date of any exchange pursuant to this Section 11. The Corporation shall cause the Convertible Debt to be issued on and dated the date which coincides with the date of exchange of the Series B Preferred Stock.

                  (b) Any notice of any exchange of the Series B Preferred Stock given by the Corporation shall be mailed to each holder of shares of Series B Preferred Stock to be exchanged at such Holder's address as it appears on the books of the Corporation. Such notice shall set forth the procedures for exchanging certificates representing Series B Preferred Stock for Convertible Debt with a principal amount equal to 100% of the aggregate Liquidation Preference of the shares of Series B Preferred Stock being exchanged. The Corporation shall as promptly as practicable thereafter mail to each such holder a notice setting forth the procedures for exchanging certificates representing Series B Preferred Stock for Convertible Debt. Upon such exchange, the rights of the holders of Series B Preferred Stock to be exchanged as stockholders of the Corporation shall cease, and the person or persons entitled to receive the Convertible Debt issuable upon such exchange shall be treated for all purposes as the registered holder or holders of such Convertible Debt.

                  (c) The shares of Series B Preferred Stock which have been exchanged shall no longer be deemed to be outstanding and shall be retired and all rights with respect to such shares, including, without limitation, the rights, if any, to receive dividends (and interest thereon) and to receive notices and to vote or consent (except for the right of the holders to receive accrued and unpaid dividends, if any, and Convertible Debt and Common Stock, as provided herein, in exchange therefor) shall forthwith cease.

                  (d) Upon any exchange of shares of Series B Preferred Stock into Convertible Debt, as provided herein, in accordance with this Section 11, the Corporation will pay any documentary, stamp or similar issue or transfer taxes which may be due with respect to the transfer and exchange of such exchanged shares, if any; provided, however, that if the Convertible Debt into which the shares of Series B Preferred Stock is exchangeable pursuant to this
Section 11 is to be issued in the name of any person other than the holder of the shares of Series B Preferred Stock to be so exchanged, the amount of any transfer taxes (whether imposed on the Corporation, the holder or such other person) payable on account of the transfer to such person will be payable by the holder.

                  (e) Unless otherwise agreed by the Corporation and each holder of shares of Series A Preferred Stock, any shares exchanged at the Corporation's election shall be called for exchange on a pro rata basis from all holders of Series B Preferred Stock. Any exchange for which shares are called for exchange on a pro rata basis (whether or not some of such shares so called are subsequently converted pursuant to Section 11) shall comply with this Section
11. Any fractional share of Series B Preferred Stock which would otherwise be issuable as a result of any exchange of less than all shares held shall be included in the shares exchanged.




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                                       24

                  (f) The Convertible Debt shall have a maturity date 13 years following the Closing Date; a principal amount a described in Section 11(a) thereof (and a proportionate principal amount for any fractional share exchanged); and shall provide for payment of interest at the rate of 9.2% per annum, payable annually in cash; shall be convertible and redeemable on terms substantially the same as those of the Series B Preferred Stock; in each case, on the terms and conditions set forth in the Convertible Debt Indenture and shall otherwise be on the terms set forth in the Convertible Debt Indenture.

                  (g) Definitions. (i) "Convertible Debt" means the 9.2% Convertible Debentures of the Corporation issued pursuant to the Convertible Debt Indenture, as amended, modified, supplemented, restructured, replaced, extended or refinanced from time to time in accordance with the terms hereof and thereof.

                           (ii) "Convertible Debt Indenture" means the indenture
                  pursuant to which the Convertible Debt is to be issued, in the form attached as Exhibit D to that certain Stock Purchase Agreement, dated as of November 13, 1998, among the Corporation and the Purchasers prior to the Closing (as defined therein), or, if no such form is agreed upon as of the Closing, in form and substance acceptable to holders of a majority of Series B Preferred Stock immediately prior to the effectiveness of such indenture.




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                                       25

                  IN WITNESS WHEREOF, CD Radio Inc. has caused this Certificate to be duly executed on its behalf by its undersigned duly authorized officer this 22nd day of December, 1998.

                                                CD RADIO INC.

                                                By: /s/     Patrick L. Donnelly
                                                    ---------------------------
                                                    Name: Patrick L. Donnelly
                                                    Title:  Secretary